UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 29, 2015

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Continental Boulevard,

El Segundo, California 94025-5012

(Address of Principal Executive Offices)

(310) 252-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 29, 2015, the Compensation Committee of the Board of Directors of Mattel, Inc. (the “Company”) approved the following increases to Timothy J. Kilpin’s compensation in connection with his promotion to President, Chief Commercial Officer on January 13, 2015. Mr. Kilpin’s annual base salary was increased 10% to $715,000 effective as of his promotion date. Mr. Kilpin’s annual bonus target under the Mattel Incentive Plan was also increased to 80% of base salary (previously 70%). In addition, on January 29, 2015, the Compensation Committee granted Mr. Kilpin a special equity grant award of restricted stock units with a grant value of $350,000. The dollar value for the restricted stock unit grant was converted into a number of restricted stock units by dividing the dollar value by the closing stock price on the date of grant. This award will vest 33% on the first anniversary of the date of grant, 33% on the second anniversary of the date of grant and 34% on the third anniversary of the date of grant, subject to Mr. Kilpin’s continued service with the Company through such vesting dates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Date: February 4, 2015

	By:	/s/ Robert Normile
		Name:	Robert Normile
		Title:	Executive Vice President, Chief Legal Officer and Secretary